                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment") is entered
into  and  is  effective  as  of  June  17,  1996,  by  and  among   LASERSIGHT
INCORPORATED, a Delaware corporation ("Parent"), LSI ACQUISITION, INC., a New Jersey corporation ("Newco"), CATARACT HOTLINE, INC., a New Jersey corporation (the "Company"), and MICHAEL R. NORRIS (the "Stockholder").

                                 R E C I T A L S

         WHEREAS, Parent, Newco, the Company and the Stockholder entered into an Agreement and Plan of Merger dated as of April 18, 1996 (the "Agreement");

         WHEREAS, Parent, Newco, the Company and the Stockholder desire to amend certain provisions of the Agreement as provided for herein.

         NOW, THEREFORE, the parties agree as follows:

         1. The first sentence of Section 7.1 shall be deleted and the following shall be inserted in its place:

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the earlier of (i) July 15, 1996, (ii) if the conditions set forth in Section 6.2(n) of the EDS Merger Agreement have been satisfied, on such earlier date as Parent and the Stockholders shall mutually agree, or (iii) on such other date as Parent and the Stockholders shall mutually agree, at the offices of Sonnenschein, Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020, or at such other place as the parties shall agree, and shall be effective as of the Effective Time (the "Closing Date").

         2. The date "June 17, 1996" referenced in Section 9.1(b)(iii) of the Agreement shall be deleted and the date "July 15, 1996" shall be inserted in its place.

         3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same amendment.

         IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

                                              LASERSIGHT INCORPORATED

                                                  /s/Michael R. Farris
                                              By:----------------------
                                                  Chief Executive Officer

                                              LSI ACQUISITION, INC.

                                                  /s/Michael R. Farris
                                              By:----------------------
                                                    Michael R. Farris
                                              Name:--------------------
                                                    President
                                              Title:-------------------


                                              CATARACT HOTLINE, INC.

                                                  /s/Michael R. Norris
                                              By:----------------------
                                                     Michael R. Norris
                                              Name:--------------------
                                                     President
                                              Title:-------------------


                                              STOCKHOLDER

                                                  /s/Michael R. Norris
                                              By:----------------------
                                                    Michael R. Norris